UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2011 interclick, inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 19th Street 10th Floor New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2011, interclick, inc., a Delaware corporation (the “Company”) entered into an employment agreement with Michael Katz to serve as its Chief Executive Officer (the “CEO”). Michael Katz was appointed the Company’s CEO-Designee on November 2, 2010, and has been serving as our CEO since January 31, 2011.  The effective date of the agreement is January 1, 2011 (the “Effective Date”). The agreement is for an initial three year term following the Effective Date and is automatically renewed for successive one year periods thereafter unless Michael Katz or the Company provides the other party with written notice of his or its intention not to renew the agreement. Under the agreement, Michael Katz will receive a base salary at an initial annual rate of $400,000, and is entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee. The “target bonus” for Michael Katz for 2011 is 60% of his base salary upon achievement of 100% of the criteria for Michael Katz established by the Compensation Committee and such percentage as the Compensation Committee determines during his employment period. Upon termination of Michael Katz’s employment prior to expiration of his employment period, unless Michael Katz’s employment is terminated for cause or without good reason, Michael Katz is entitled to receive: (i) reasonable expenses paid or incurred by him in connection with the performance of his duties and responsibilities for the Company, (ii) any accrued but unused vacation time through the termination date in accordance with Company policy, and (iii) an amount equal to 100% of the sum of Michael Katz’s then-current base salary and current annual bonus earned during the prior twenty-four months immediately prior to the date of termination (the “Separation Payment”), provided that Michael Katz satisfies the conditions for receipt of the separation payment as described in the employment agreement, including but not limited to, the execution of an agreement releasing the Company from any liability associated with the agreement (the “Release”). One-half of such Separation Payment is to be paid within ten days following the execution of the Release and the balance of the Separation Payment will be paid in accordance with the Company’s customary payroll practices, provided, however, that following the occurrence of a change of control, the Separation Payment will be payable within ninety days of the termination of the agreement and the employment of Michael Katz for good reason. Michael Katz is also eligible for grants of awards under the Company’s 2011 Incentive Plan, has been awarded 75,000 shares of restricted common stock of the Company under the Company’s 2007 Incentive and Awards Plan as of March 21, 2011, and has received grants of Company options (collectively, the “Awards”). The Awards and any and all additional option grants or awards held by Michael Katz will vest as set forth in the particular awards, provided that Michael Katz is still employed by the Company on each vesting date and shall vest as to 100% of any then unvested portions upon the occurrence of a change of control.

On August 9, 2011, the Company also entered into an employment agreement with Andrew Katz to serve as its Chief Technology Officer (the “CTO”). Andrew Katz has been serving as our CTO since August 2007. The effective date of the agreement is January 1, 2011 (the “Effective Date”). The agreement is for an initial two year term following the Effective Date and is automatically renewed for successive one year periods thereafter unless Andrew Katz or the Company provides the other party with written notice of his or its intention not to renew the agreement. Under the agreement, Andrew Katz will receive a base salary at an initial annual rate of $285,000, and is entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee. The “target bonus” for Andrew Katz for 2011 is 50% of his base salary upon achievement of 100% of the criteria for Andrew Katz established by the Compensation Committee and such percentage as the Compensation Committee determines during his employment period. Upon termination of Andrew Katz’s employment prior to expiration of his employment period, unless Andrew Katz’s employment is terminated for cause or without good reason, Andrew Katz is entitled to receive: (i) reasonable expenses paid or incurred by him in connection with the performance of his duties and responsibilities for the Company, (ii) any accrued but unused vacation time through the termination date in accordance with Company policy, and (iii) an amount equal to 100% of the sum of Andrew Katz’s then-current base salary and current annual bonus earned during the prior twelve months immediately prior to the date of termination (the “Separation Payment”), provided that Andrew Katz satisfies the conditions for receipt of the separation payment as described in the employment agreement, including but not limited to, the execution of an agreement releasing the Company from any liability associated with the agreement (the “Release”). One-half of such Separation Payment is to be paid within ten days following the execution of the Release and the balance of the Separation Payment will be paid in accordance with the Company’s customary payroll practices, provided, however, that following the occurrence of a change of control, the Separation Payment will be payable within ninety days of the termination of the agreement and the employment of Andrew Katz for good reason. Andrew Katz is also eligible for grants of awards under the Company’s 2011 Incentive Plan, has been awarded 30,000 shares of restricted common stock of the Company under the Company’s 2007 Incentive and Awards Plan as of March 21, 2011, and has received grants of Company options (collectively, the “Awards”). The Awards and any and all additional option grants or awards held by Andrew Katz will vest as set forth in the particular awards, provided that Andrew Katz is still employed by the Company on each vesting date and shall vest as to 100% of any then unvested portions upon the occurrence of a change of control.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Executive Employment Agreement, dated August 9, 2011, by and between interclick, inc. and Michael Katz.
10.2 Executive Employment Agreement, dated August 9, 2011, by and between interclick, inc. and Andrew Katz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2011

interclick, inc.

By:	/s/ Roger Clark
Roger Clark
Chief Financial Officer

Exhibit No.	Description
10.1	Executive Employment Agreement, dated August 9, 2011, by and between interclick, inc. and Michael Katz.

10.2	Executive Employment Agreement, dated August 9, 2011, by and between interclick, inc. and Andrew Katz.